SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: February 1, 2002

                          TTI HOLDINGS OF AMERICA CORP.
             (Exact name of registrant as specified in its charter)

       Delaware                     000-30734                      11-3255619
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                               Identification #)


             545 Madison Avenue, 6th Floor, New York, New York 10022
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  212-759-8899
                    ----------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On February 1, 2002, the Registrant officially notified the previous Auditor Capraro, Centofranchi, Kramer & Co., P.C. (hereinafter referred to as "CCK"), that the Board of Directors has decided to change auditors to Aaron Stein, CPA.

     During their tenure, CCK issued reports on Registrant's financial statements up to September 30, 2000, that neither contained an adverse opinion or disclaimer of opinion, or was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the period of his engagement and for the period of the two most recent fiscal years and any subsequent interim period preceding this action, there was no disagreement between Registrant and CCK on any matter of accounting principals or practices, financial statement disclosure or audit scope and procedure, which disagreement(s), if not resolved to the satisfaction of CCK, would have caused them to make reference to the subject matter of the disagreement in connection with its opinion.

     The disclosure contained herein has been submitted to CCK for its review and for them to have an opportunity to comment on the disclosure.

     (b) Effective February 1, 2002, Aaron Stein CPA ("Stein"), has been retained as independent auditor of TTI Holdings of America Corp., and was retained as independent auditor of the registrant for the fiscal year ending September 30, 2001. Prior to the engagement, Registrant did not consult with Stein regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.


EXHIBITS

16        Capraro, Centofranchi, Kramer & Co., P.C.




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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

     By: /s/ James W. Zimbler
     ---------------------------------
     James W. Zimbler
     President

Dated:            February 4, 2002

         By:      /s/ Andrew B. Mazzone
                  ---------------------
                  Andrew B. Mazzone
                  Chairman of the Board

                  /s/ James W. Zimbler
                  ---------------------
                  James W. Zimbler
                  Director

Dated:            February 4, 2002